                                                                       EXHIBIT 2
                                                                       ---------


THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS COVERING SUCH SECURITIES OR (II) SUCH SALE, TRANSFER, ASSIGNMENT, OFFER, PLEDGE OR OTHER DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND SUCH LAWS. THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE NON-TRANSFERABLE, EXCEPT AS PROVIDED HEREIN.


                            TRANSMEDIA NETWORK INC.

           WARRANT TO PURCHASE [____________] SHARES OF COMMON STOCK


                                                       Void after April 28, 2005

     THIS CERTIFIES THAT, for value received, [Minotaur Partners II, L.P., an Illinois limited partnership] [ValueVision International Inc., a Minnesota corporation] [Dominic Mangone] [Raymond Bank] (the "Holder"), is entitled to subscribe for and purchase from Transmedia Network Inc., a Delaware corporation (the "Company"), an aggregate of [____________] shares (as adjusted pursuant to Section 3 hereof) of fully paid and nonassessable Common Stock (the "Shares") of the Company, at the price per share set forth below (the "Exercise Price") (as adjusted pursuant to Section 3 hereof), and subject to the provisions and upon the terms and conditions hereinafter set forth.

          Shares                   Exercise Price Per Share
          ------                   ------------------------

          [1/2 of Shares]          $5.93125

          [1/2 of Shares]          $7.30000


     1.   Exercise; Payment.
          -----------------

          (a)  Time of Exercise; Expiration.  This Warrant is immediately
               ----------------------------
exercisable. This Warrant shall expire at, and shall no longer be exercisable after, 5:00 p.m., Chicago local time, on April 28, 2005.

          (b)  Method of Exercise.
               ------------------

               (i)   Cash Exercise. The purchase rights represented by this
                     -------------
Warrant may be exercised by the Holder, at any time, in whole, or from time to time, in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit 1 duly executed) at the principal office of the
                        ---------
Company, and by the payment to the Company, by certified, cashier's or other check acceptable to the Company, of an amount equal to the aggregate Exercise Price of the Shares being purchased.

               (ii)  Net Issue Exercise. In lieu of exercising this Warrant, the
                     ------------------
Holder may elect to receive Shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder a number of shares of the Company's Common Stock computed using the following formula:


          X = Y (A-B)
              -------
                 A

Where X   =    the number of Shares to be issued to the Holder.

      Y   =    the number of Shares purchasable under this Warrant (or the portion thereof being cancelled)

      A   =    the fair market value of one share of the Company's Common Stock.

      B   =    the Exercise Price (as adjusted to the date of such calculation).

               (iii) Fair Market Value.  For purposes of this Section 1, the
                     -----------------
fair market value of the Company's Common Stock shall mean:

                     A. The average closing price of the Company's Common Stock on the New York Stock Exchange or in the event the Company's Common Stock is not then traded on the New York Stock Exchange the average closing price quoted on any exchange on which the Common Stock is listed, as published in the Mid-Western Edition of the Wall Street Journal for the ten consecutive trading days prior to the date of determination of fair market value.

                     B. If the Company's Common Stock is not then traded on the New York Stock Exchange or on another exchange, the per share fair market value of the Common Stock shall be the fair market value price per share as determined in good faith by the Company's Board of Directors.

          (c)  Stock Certificates.  In the event of any exercise of the rights
               ------------------
represented by this Warrant, certificates for the shares of Common Stock so purchased shall be delivered to the Holder within a reasonable time and, unless this Warrant has been fully exercised or has expired, a new Warrant of identical terms and provisions as those hereof, representing the shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such time.

     2.   Stock Fully Paid; Reservation of Shares.  All of the Shares issuable
          ---------------------------------------
upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price therefor, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.
During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance sufficient shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

     3.   Adjustment of Exercise Price and Number of Shares. The number and kind
          -------------------------------------------------
of Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          (a)  Reclassification.  In case of any reclassification or change of
               ----------------
outstanding securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), the Company shall, as condition precedent to such transaction, execute a new Warrant providing that the Holder shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of each share of stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification or change by a holder of one share of stock. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The provisions of this Section 3(a) shall similarly apply to successive reclassifications or changes.

          (b)  Subdivision or Combination of Warrant Shares.  If the Company at
               --------------------------------------------
any time while this Warrant remains outstanding and unexpired shall subdivide or combine its stock, the Exercise Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

          (c)  Stock Dividends. If the Company at any time while this Warrant is
               ---------------
outstanding and unexpired shall pay a dividend with respect to stock payable in, or make any other distribution with respect to stock (except any distribution specifically provided for in the foregoing Section 3(a) and 3(b)) of stock, then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of stock outstanding immediately after such dividend or distribution.

          (d)  Adjustment of Number of Warrant Shares.  Upon each adjustment in
               --------------------------------------
the Exercise Price, the number of shares of stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.

     4.   Notice of Adjustments.  Whenever the number of Shares purchasable
          ---------------------
hereunder or the Exercise Price thereof shall be adjusted pursuant to Section 3 hereof, the Company shall provide notice by first class mail to the holder of this Warrant setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number of Shares which may be purchased and the Exercise Price therefor after giving effect to such adjustment.

     5.   Fractional Shares. No fractional shares of Common Stock will be issued
          -----------------
in connection with any exercise hereunder. In lieu of such fractional shares the Company shall make a cash payment therefor based upon the Exercise Price then in effect.

     6.   Warrant Exchangeable for Different Denominations.  This Warrant is
          ------------------------------------------------
exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants will represent such portion of such rights as is designated by the Holder at the time of such surrender. All Warrants representing portions of the rights hereunder are referred to herein as the "Warrant."

     7.   Replacement.  Upon receipt of evidence reasonably satisfactory to the
          -----------
Company (an affidavit of the Holder is deemed to be reasonably satisfactory) of the ownership and the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon the receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation upon surrender of such Warrant, the Company will (at its expense, except for the cost of any lost security indemnity bond required which shall be paid for by the Holder) execute and deliver in lieu of such Warrant a new Warrant of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated Warrant and dated the date of such lost, stolen, destroyed or mutilated Warrant.

     8.   Restrictive Legend.  The Shares issuable upon exercise of this Warrant
          ------------------
(unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

          "The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws and may not be sold, transferred, assigned, offered, pledged or otherwise disposed of unless (i) there is an effective registration statement under such Act and such laws covering such securities or (ii) such sale, transfer, assignment, offer, pledge or other disposition is exempt from the registration and prospectus delivery requirements of such Act and such laws. The securities evidenced by this certificate are subject to the restrictions on transfer contained in the Investment Agreement dated as of April 28, 2000, and the Co-Sale and Voting Agreement dated as of April 28, 2000, in each case, to which the Company is a party, as amended, supplemented or otherwise modified from time to time, and may not be transferred except in compliance therewith."

     9.   Restrictions on Transfer.  Neither this Warrant, nor any interest
          ------------------------
herein, may be transferred to any party without the Company's prior written consent; provided, however, that this Warrant may be transferred to (i) any controlled Affiliate of Holder, (ii) [any partner of Holder or (iii) any Affiliate of any partner of Holder][any family member of Holder or (iii) any trust established for the benefit of any family member of Holder], upon delivery to the Company of (i) the Notice of Transfer in the form of Exhibit 2 hereto and
                                                            ---------
(ii) an opinion of counsel to the Purchasers stating that such transfer of the Warrant does not violate the Act.

     10.  Rights of Stockholders.  No holder of this Warrant shall be entitled,
          ----------------------
as a Warrant holder, to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

     11.  Notices, Etc.  All notices and other communications between the
          ------------
Company and the Holder shall be mailed by first class registered or certified mail, postage prepaid, (i) if to the Company, at the Company's executive offices, and (ii) if to the Holder, at such address as may have been furnished to the Company in writing by the Holder.

     12.  Governing Law, Headings.  This Warrant is being delivered in the State
          -----------------------
of Delaware and shall be construed and enforced in accordance with and governed by the laws of such State. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

Issued this 28th day of April, 2000.


                                        TRANSMEDIA NETWORK INC.


                                        By:___________________________
                                           Its:

                                                                       EXHIBIT 1
                                                                       ---------

                              NOTICE OF EXERCISE
                              ------------------


TO:  TRANSMEDIA NETWORK INC.
     11900 Biscayne Boulevard
     Miami, Florida  33181
     Attention: Chief Executive Officer

     1. The undersigned hereby elects to purchase __________ shares of Common Stock of TRANSMEDIA NETWORK INC. pursuant to the terms of the attached Warrant.

     2.   Method of Exercise (Please mark the applicable blank):

          ___ The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased.

          ___ The undersigned elects to exercise the attached Warrant by means of the net exercise provisions of Section 1(b)(ii) of the Warrant.

     3. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                         ___________________________
                                    (Name)

                         ___________________________

                         ___________________________
                                   (Address)



                                        _________________________________
                                                (Signature)

______________________                  Title:___________________________
        (Date)

                                                                       EXHIBIT 2
                                                                       ---------

                              NOTICE OF TRANSFER
                              ------------------


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________ the right represented by the attached Warrant to purchase _______* shares of Common Stock of TRANSMEDIA NETWORK INC., to which the attached Warrant relates, and appoints ________________ Attorney-in-Fact to transfer such right on the books of TRANSMEDIA NETWORK INC., with full power of substitution in the premises.

     Dated: ____________________


                                        ___________________________________
                                        By:________________________________



                                        ___________________________________
                                                     (Address)


___________________

     * Insert here the number of shares without making any adjustment for additional shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.